                                                                    COMMON STOCK

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                                                               CUSIP 20452C AB 0

                            COMPLETE MANAGEMENT, INC.

           % CONVERTIBLE SUBORDINATED DEBENTURE DUE DECEMBER 15, 2003


Complete Management, Inc., a New York corporation (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to




 , or registered assigns,
 the principal sum of Dollars

on December 15, 2003, and to pay interest thereon from        , 1996 or from the
most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on December15 and May 15 in each year, commencing May 15, 1996 at the rate of % per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the December 1 or May 1 (whether or not a Business Day), as the case may be, next preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                                                       COMPLETE MANAGEMENT, INC.

Attest                                           By:

       ----------------------------                  --------------------------
                    SECRETARY                         CHAIRMAN OF THE BOARD AND
                                                        CHIEF EXECUTIVE OFFICER
CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.
            THE CHASE MANHATTAN BANK
                               AS TRUSTEE
BY:
    ----------------------------------------
                          AUTHORIZED OFFICER

                            COMPLETE MANAGEMENT, INC.
                                    CORPORATE
                                      SEAL
                                      1992
                                    NEW YORK
                                        *

                            COMPLETE MANAGEMENT, INC.

           % Convertible Subordinated Debentures Due December 15, 2003


This Security is one of a duly authorized issue of Securities of the Company designated as its % Convertible Subordinated Debentures Due 2003 (herein called the "Securities"), limited in aggregate principal amount to $28,750,000 issued and to be issued under an Indenture, dated as of December , 1996, (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness of the Company, and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered.

Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his irrevocable option, at any time and from time to time, on or before the close of business on December 15, 2003, or in case this Security or a portion hereof is called for redemption, through optional redemption by the Company, a sinking fund or otherwise, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the fifth (5th) day preceding the Redemption Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a
conversion price equal to $        for each share of Common Stock (or at the
current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in the Borough of Manhattan, The City of New York or at any other office or agency maintained by the Company for such purpose, accompanied by written notice to the Company that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Security or the portion thereof being converted matures prior to such Interest Payment Date or has been called for redemption on a Redemption Date within such period), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirements for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

The Securities are redeemable, at the Company's option, as a whole or from time to time in part, upon not less than 45 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at his address appearing in the
Security Register, on any date on or after       , 1999 and prior to maturity,
at a Redemption Price equal to 100% of the principal amount together in the case of any such redemption, with accrued but unpaid interest to the Redemption Date, except that the Securities may not be redeemed prior to Maturity unless for a period of 20 consecutive Trading Days ending on the date immediately preceding the date on which notice of the Redemption Date is given, the Closing Price per
share of the Common Stock has equalled or exceeded $      , subject to
adjustment in the case of the same events which would result in an adjustment of the conversion price as provided in Section 1204 of the Indenture with any adjustments to the Closing Price to be effected in the same manner and to the same extent as provided in Section 1204 with respect to adjustments to the conversion price. Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities (or one or more Predecessor Securities) of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

If there is a Repurchase Event (as defined in the Indenture), the Company will be required to offer to purchase all Securities outstanding on a date 30 days after the Company gives notice of the Repurchase Event at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of purchase.

In the event of redemption, conversion or repurchase of this Security in part only, a new Security or Securities for the unredeemed, unconverted or unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

 If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or at any other office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent for the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM


   If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

                  I or we assign and transfer this Security to


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             (Insert assignee's social security or tax I.D. number)

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             (Print or type assignee's name, address and zip code)



and irrevocably appoint


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agent to transfer this Security on the books of Complete Management, Inc. The agent may substitute another to act for him.



Date:                              Your Signature:
     ----------------------------                  ----------------------------
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Security).

Signature Guarantee:*
                      ---------------------------------------------------------
* Needed only if the certificate is to be registered in a name other than that of the record holder.

                                CONVERSION NOTICE

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into shares of Common Stock of Complete Management, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.


Dated:


Portion of Security to be converted ($1,000 or an integral multiple thereof): $



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                         Signature (for conversion only)



If shares of Common Stock are to be issued and registered otherwise than to the registered Holder named above, please print or typewrite the name and address, including zip code, and social security or other taxpayer identification number.


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